UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 11, 2008
(Date of Earliest Event Reported)
HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of April 11, 2008, Harmonic Inc., a Delaware corporation (“Harmonic” or the “Company”), entered into a Change of Control Severance Agreement (the “Agreement”) with Nimrod Ben-Natan, Harmonic’s Vice President, Product Marketing, Solutions & Strategy. The Agreement provides that, if Mr. Ben-Natan’s employment with the Company is terminated as a result of an Involuntary Termination (as defined in the Agreement) other than for Cause (as defined in the Agreement) at any time within eighteen (18) months following a Change of Control (as defined in the Agreement), then Mr. Ben-Natan will be entitled to receive, among other things:
▪	A cash payment in an amount equal to one hundred percent (100%) of Mr. Ben-Natan’s base salary for the twelve (12) months preceding the Change of Control;

▪	A cash payment in an amount equal to either (i) 50% of the established annual target bonus, or (ii) the average of the actual bonuses paid in each of the two prior years, whichever is greater;

▪	Continued Company-paid health, dental and life insurance coverage for up to one (1) year from the date of the Change of Control; and

▪	Accelerated vesting of one hundred percent (100%) of the unvested portion of any outstanding stock options or restricted stock, with any stock options being exercisable for a period of one (1) year after such termination.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Change of Control Severance Agreement by and between Harmonic Inc. and Nimrod Ben-Natan, effective April 11, 2008.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: April 16, 2008

By:	/s/ Robin N. Dickson Robin N. Dickson
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Change of Control Severance Agreement by and between Harmonic Inc. and Nimrod Ben-Natan, effective April 11, 2008.